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                                                                       EXHIBIT 3
               ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

                                                                   June 30, 1998
Allmerica Financial Life Insurance and Annuity Company
440 Lincoln Street
Worcester MA 01653

Gentlemen:

In my capacity as Counsel of Allmerica Financial Life Insurance and Annuity Company (the "Company"), I have participated in the preparation of this initial Registration Statement for the VEL III Account on Form S-6 under the Securities Act of 1933 with respect to the Company's modified single premium variable life insurance policies.

I am of the following opinion:

1. The VEL III Account is a separate account of the Company validly existing pursuant to the Delaware Insurance Code and the regulations issued thereunder.

2. The assets held in the VEL III Account equal to the reserves and other Policy liabilities of the Policies which are supported by the VEL III Account are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The individual modified single premium variable life insurance policies, when issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms, and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement of the VEL III Account on Form S-6 filed under the Securities Act of 1933.

                                        Very truly yours,

                                        /s/ Sheila B. St. Hilaire

                                        Sheila B. St. Hilaire
                                        Assistant Vice President and Counsel